EXHIBIT 10.3

                WESTERN CENTER FOR CLINICAL STUDIES, INC.
                WARNER CENTER PLAZA, 21550 OXNARD STREET
                    WOODLAND HILLS, CALIFORNIA 91367



British Lion Medical, Inc.                               October 24, 1998
Warner Center Plaza
21550 Oxnard Street
Woodland Hills, California 91367


Dear Sirs:

          This letter sets forth the agreement ("Agreement") between British Lion Medical, Inc. ("BLM") and Western Center for Clinical Studies, Inc. ("WCCS") regarding the efforts WCCS will undertake to assist BLM in exploiting BLM's proprietary technology in monoclonal antibodies for use in treating or inhibiting diseases associated with the human immunodeficiency virus and aids.

          1. BLM hereby retains WCCS to perform and WCCS agrees to perform the following duties (the "Work"):

          *    Provide the expertise to oversee the
               development of Cytolin(R) through the IND and NDA stages.
          * Arrange and oversee necessary pre-clinical studies and clinical trials for Cytolin(R).
          *    Create a scientific advisory board.
          *    Oversee the manufacturing of Cytolin(R).

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          *    Work with and assist the founding scientist
               and other with the development of new
               compounds based on the patented platform.
          * Develop and oversee vendors for Cytolin(R) related services.

          2. WCCS acknowledges that Drs. Daniel L. Azarnoff, Roy S. Azarnoff and Lois Rezler, who indirectly have a controlling interest in BLM, have a controlling ownership interest in WCCS and that in the performance of their duties as officers and/or directors of BLM such persons have a potential conflict of interest in the approval and performance of this Agreement. WCCS understands that BLM contemplates being merged into a publicly held company. BLM has identified to WCCS the individuals whom BLM contemplates will constitute the Board of Directors of the surviving entity (the "Surviving Entity") upon such merger and WCCS represents and warrants that the following identified potential Board of Directors members have no direct or indirect ownership interest or any other interest in WCCS: Michael A. Davis, Kimberlie L. Cerrone and O.B. Parrish (the "Disinterested Directors"). WCCS agrees that the effectiveness of this Agreement is expressly subject to the approval of the Disinterested Directors in accordance with applicable law after they become members of the Board of Directors of the Surviving Entity, together with such additional or different individuals on

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the Surviving Entity Board of Directors who have no direct or indirect ownership interest or any other interest in WCCS.

          3. Subject to the terms of the preceding paragraph, the effective date of this Agreement will be the date upon which the merger of BLM into a public company is effected (the "Effective Date") and the term of this Agreement shall be for three years from the Effective Date.

          4. Commencing on the Effective Date BLM agrees to pay WCCS for its services under this Agreement at the rate of $585,000 per year (the "Fee").

          5. BLM agrees to take all action necessary or appropriate to cause BLM, its officers, directors, agents, representatives, employees, consultants, vendors, contractors and attorneys to cooperate with WCCS and its officers, directors, agents, representatives, employees, consultants, vendors, contractors and attorneys in the performance of this Agreement.

          6. WCCS will prepare and submit to BLM a proposed budget (the "Budget") of anticipated costs BLM will incur, exclusive of the Fee, for the Work. Provided the aggregate amount of the Budget is not unreasonable, BLM agrees to adopt the Budget as the budget for the Work for the term of this Agreement and that it will take the necessary action to cause necessary BLM assets, funds and other BLM resources, including employees, to be

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dedicated to the performance of the Budget and the transactions contemplated thereby. BLM agrees it will promptly pay for all services and work contracted for by WCCS pursuant to the approved Budget. From time to time WCCS may, in its sole discretion, make changes in the Budget as a whole and/or in line items and yearly Budgets, provided that the aggregate of increases resulting from such changes may not exceed, without the approval of BLM, 25% for the Budget in aggregate. BLM agrees that so long as changes meet the limitation set forth in the preceding sentence, the Budget as changed will be deemed approved by BLM.

          7. This Agreement may be terminated by BLM by written notice to WCCS solely upon the vote of the disinterested members of the BLM Board of Directors for cause. For purposes of this Agreement "cause" means a material breach by WCCS of its obligations under this Agreement (i) which breach has not been corrected within 90 days from the date of receipt by WCCS of written notice of the specific details of such breach, in the case of a breach capable of having a correction completed within 90 days, or
(ii) for which commencement of the correction of such breach has not been made within 90 days following receipt by WCCS of written notice of the specific details of such breach and prosecuted diligently thereafter, in the case of a breach which is not capable of being corrected within such 90 days. WCCS may terminate this Agreement by delivering written notice to BLM for the breach by BLM of any of its obligations under this Agreement or the breach of any of its representations and warranties made

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in this Agreement.  Upon such termination, WCCS will have no further obligation under this Agreement. In the event of such termination, WCCS will be entitled to retain or receive, as the case may be, all compensation to which it is then entitled under the terms of this Agreement.

          8.   BLM represents and warrants that:


          (a) It is a corporation duly organized, validly existing and in good standing under the laws of California;

          (b) It is not in violation of any of the terms and provisions of its Articles of Incorporation or By-Laws;

          (c) This Agreement has been approved by the BLM Board of Directors and, except as otherwise set forth in this Agreement, no other approvals or consents are required of any other party;

          (d) Entry into and performance of this Agreement and the transactions contemplated hereby by BLM will not violate the terms of any agreement, order, judgment, law or regulation to which BLM is subject;

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          (e)  BLM has the full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby;

          (f) Except as otherwise provided in this Agreement, upon execution, this Agreement will constitute the valid and legally binding obligation of BLM;

          (g) To the best of BLM's knowledge, there is no litigation or claim and no threatened litigation or claim, nor does BLM know of any basis for any such litigation or claim, that would prevent or hinder the performance of the transactions or work contemplated hereby;

          (h) BLM has good, valid and marketable title to all of its assets; and

          (i) BLM is not in violation in any material respect with any agreement, order, judgment, law or regulation applicable to it, including particularly securities laws and regulations, and it has obtained all governmental permits or licenses required to conduct its business.

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          9.   WCCS represents and warrants that:

          (a) It is a corporation duly organized, validly existing and in good standing under the laws of California;

          (b) It is not in violation of any of the terms and provisions of its Articles of Incorporation or By-Laws;

          (c) This Agreement has been approved by the WCCS Board of Directors and no other approvals or consents are required of any other party;

          (d) Entry into and performance of this Agreement and the transactions contemplated hereby by WCCS will not violate the terms of any agreement, order, judgment, law or regulation to which WCCS is subject;

          (e) WCCS has the full power and authority to execute, deliver and perform this Agreement and the transactions contemplated hereby;

          (f) Except as otherwise provided in this Agreement, upon execution, this Agreement will constitute the valid and legally binding obligation of WCCS;

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          (g)  To the best of WCCS's knowledge, there is no litigation or claim and no threatened litigation or claim, nor does WCCS know of any basis for any such litigation or claim, that would prevent or hinder the performance of the transactions or work contemplated hereby;

          (h) WCCS has good, valid and marketable title to all of its assets; and

          (i) WCCS is not in violation in any material respect with any agreement, order, judgment, law or regulation applicable to it, including particularly securities laws and regulations, and it has obtained all governmental permits or licenses required to conduct its business.

          10. Neither party shall incur liability to the other party on account of any loss or damage resulting from any delay or failure to perform any part of its obligations hereunder where such delay or failure was caused in whole or in part by events, occurrences, or causes beyond the reasonable control of such party.

          11. WCCS and BLM agree that WCCS is an independent contractor and all of WCCS' agents and employees shall be subject solely to the control, supervision and authority of WCCS. WCCS

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understands and agrees that BLM will not cover WCCS or WCCS' agents or employees with workers' compensation, unemployment insurance, state disability insurance, public liability insurance or other benefits that may be available to employees of BLM. WCCS further agrees that none of its agents or employees will be entitled to any benefits under any medical or travel accident insurance, pension, sick leave, life insurance, vacation, or disability, or other employees' benefit plans or plans maintained by BLM for its employees.

          12. This Agreement shall not assignable by either party without the prior written consent of the other.

          13. Any and all notices or other communications which a party shall be required or may elect to provide another party pursuant to this Agreement shall be in writing unless otherwise so provided. Any written notice shall be personally delivered, telecopied, telexed, faxed or marked certified mail, return receipt requested to the other party at the address set forth in the heading of this Agreement or at such other address as a party shall designate in accordance with this paragraph. Delivery or service of any written notice shall be deemed completed (a) if personally delivered, upon such delivery, (b) if telecopied, telexed or faxed, upon acknowledgement thereof, or (c) if mailed, upon 72 hours after deposit in the mail.

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          14.  If any provision, or portion thereof, of this Agreement is held to be unenforceable or invalid by any court of competent jurisdiction, the validity and enforceability of the remaining provisions, or portions thereof, shall not be affected thereby.

          15.  This Agreement will survive the merger of BLM.

          16. Subject to the restrictions against assignment contained herein, the provisions of this Agreement shall enure to the benefit of, and shall be binding upon, the assigns and successors in interest of the parties to this Agreement.

          17. In any action at law or in equity and in any arbitration proceeding to enforce any of the provisions or rights under this Agreement, the unsuccessful party to such litigation, as determined by the court or arbitrator(s) in a final judgment or decree, shall pay the successful party or parties all costs, expenses and reasonable attorneys' fees incurred by the successful party or parties (including, without limitation, costs, expenses and fees on any appeals), and if the successful party recovers judgment in any such action or proceeding, such costs, expenses and attorneys' fees shall be included as part of the judgment.

          18. Any controversy or claim arising out of or relating to this Agreement, or any breach thereof, shall be

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resolved in Los Angeles, California, by the American Arbitration
Association with each party to the dispute appointing an arbitrator and those arbitrators appointing an additional arbitrator who shall act as chairman. The decision of the arbitration panel shall be final and judgment upon the award may be entered in any court having jurisdiction thereof. The losing party or parties shall bear the fees of the arbitrators.

          19. WCCS agrees that all information reflecting upon or concerning BLM that is not openly communicated or made accessible by BLM to third parties and that WCCS obtains from BLM, its employees, subsidiaries and affiliates, or that WCCS otherwise acquires while engaged hereunder, including information of a third party as to which BLM has a nondisclosure obligation, and including all reports to BLM made by WCCS hereunder and the contents thereof and any and all information developed, created, transcribed or generated in any form in performance of this Agreement will be treated as "BLM Confidential Information." WCCS:

          (a) agrees that BLM Confidential Information is the sole property of BLM and that such BLM Confidential Information shall be used only in providing the services contemplated by this Agreement;

          (b) shall hold the BLM Confidential Information in confidence and not disclose it in any manner whatsoever, in whole or in part, to any person except to employees of BLM, or to

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               employees of WCCS who need to know in order to perform their duties and who agree in writing to use the BLM Confidential Information only to assist WCCS in performance of WCCS' duties hereunder;


          (c) shall take or cause to be taken all reasonable precautions to prevent the disclosure of communication of BLM
               Confidential Information to third parties;

          (d) agrees that each reproduction, duplication, or copy of any portion of BLM Confidential Information shall be deemed BLM Confidential Information for all purposes hereunder; and

          (e) shall, upon expiration or termination of this Agreement, discontinue all use of BLM Confidential Information and return all documents containing BLM Confidential Information to BLM.

          20. This Agreement contains the entire Agreement between BLM and WCCS with regard to the subject matter of this Agreement and no modification, change or amendment will be valid unless executed by both parties in a signed writing. All agreements, understandings or representations, oral or written, are superseded by and merged with this Agreement and BLM and WCCS acknowledge that all other agreements pertaining to or relating

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to the performance of the services contemplated by this Agreement are merged herein.

          21. BLM and WCCS each acknowledge that it has reviewed this Agreement and participated in its negotiation and drafting and this Agreement may not be construed against either BLM or WCCS as the drafter.

          22. This Agreement will be construed in accordance with the laws of California without regard to the choice of law provisions thereof.

          If you agree with the terms of this Agreement, please sign and return the enclosed copy.

                              Very truly yours,
                              WESTERN CENTER FOR
                              CLINICAL STUDIES, INC.


                              By: /s/ ROY AZARNOFF
                                 ----------------------------------



AGREED TO THIS 24TH DAY OF OCTOBER, 1998

BRITISH LION MEDICAL, INC.



By: /s/ LOIS REZLER
   -------------------------------


Enclosures



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